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                                                                  Exhibit 10.13

                           INTERIM SERVICES AGREEMENT

This Interim Services Agreement is made as of the _____ day of September, 1999, between Snyder Communications, Inc., a Delaware corporation ("Snyder"), and Ventiv Health, Inc., a Delaware corporation ("Ventiv"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Distribution Agreement, dated as of September__, 1999, by and between Snyder and Ventiv (the "Distribution Agreement").

In consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

1.  PURPOSES.

1.1 Pursuant to the Distribution Agreement and certain other agreements to be executed among Snyder, Ventiv and certain Subsidiaries thereof, Snyder will transfer its healthcare services business to Ventiv, and thereafter, Snyder will distribute to holders of Snyder Common Stock on the Distribution Date one share of Common Stock of Ventiv for every three shares of Snyder Common Stock held by such holders of record on the Record Date. Snyder will distribute in the Distribution all of the issued and outstanding shares of capital stock of Ventiv, and thereafter, Ventiv will be a corporation independent of Snyder.

1.2 Prior to the Distribution Date, Snyder provided certain services to and on behalf of its healthcare services business.

1.3 After the Distribution Date, Ventiv will require for a limited term that Snyder provides certain administrative and support services to Ventiv and its Subsidiaries until Ventiv and its Subsidiaries are able to otherwise contract or arrange for such services.

2. TERM. Subject to the provisions of Section 5 hereof, this Agreement shall be effective on the Distribution Date and shall continue until the earlier of
(i) one (1) year following the Distribution Date, and (ii) termination of all Services (as herein defined) pursuant to Section 5 of this Agreement ("Term").

3.  AGREEMENT TO PERFORM SELECTED SERVICES.

3.1 Subject to all of the terms and conditions hereof, Snyder and Ventiv hereby agree that Snyder shall make available to Ventiv and its Subsidiaries during the Term those services described on Schedule A hereto (the "Services").
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Services heretofore provided by Snyder to Ventiv will be provided on a basis consistent with prior practice. Services to be provided hereunder that were not heretofore provided by Snyder shall be provided on a reasonably timely basis. Charges for Services shall be as set forth in Section 4 hereof.

3.2 If Ventiv elects to utilize any available Services not previously utilized prior to the Distribution Date, it shall notify Snyder in writing of those Services it elects to use. If no such notice is given by the Distribution Date, Snyder shall have no further obligation to furnish such new Services.

4.  CHARGES FOR SERVICES; PAYMENT.

4.1 It is the intention of the parties hereto that the charges for Services requested and provided hereunder shall consist of fully allocated direct and indirect costs of providing Services but without any profit to Snyder.

4.2 Snyder shall bill Ventiv monthly for all charges for Services provided hereunder, which bill shall be accompanied by reasonable documentation or explanation supporting such charges, and Ventiv shall pay Snyder in full for all charges for Services within thirty (30) days after receipt of such bill and other documentation or explanation.

5.  REDUCTION IN SERVICES; TERMINATION.

5.1 The parties recognize that during the Term hereof the requirements of Ventiv for certain Services will decrease and that Ventiv intends to reduce or completely phase out any Services no longer required. Accordingly, at any time after the Distribution Date, Ventiv may request termination of all or any part of the Services received from Snyder (including termination of any part of any individual Service) by giving Snyder not less than ninety (90) days' advance notice in writing of any anticipated termination of any Services or part thereof and, to the extent practicable, the parties will agree to an orderly reduction or phase-out of such Services.
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Once a Service is discontinued, Snyder shall not again be obligated to later reinstate such Service.

5.2 Following the termination or discontinuance of any Service as provided herein, to the extent Snyder is thereafter requested to provide any terminated or discontinued Service, including any transition-related assistance necessary for Ventiv to perform the terminated or discontinued Service, and Snyder consents to perform such Service, Snyder shall be entitled to compensation reflecting incurred costs in accordance with Section 4.1 herein.

6. MUTUAL COVENANT. Except to the extent otherwise provided herein, Snyder covenants and warrants that the charges for Services hereunder are and shall be determined in a fair and equitable manner.

7. FORCE MAJEURE. If either party is unable to perform any of its duties or fulfill any of its covenants or obligations under this agreement as a result of causes beyond its control and without its fault or negligence, including but not limited to acts of god or government, fire, flood, war, governmental controls, and labor strife, then such party shall not be deemed to be in default of this agreement during the continuance of such events which rendered it unable to perform; such party shall have such additional time thereafter as is reasonably necessary to enable it to resume performance of its duties and obligations under this agreement; and Ventiv shall not be required to pay Snyder for any service to the extent that Snyder is unable to perform. Notwithstanding the foregoing, if the suspension of a party's obligation to perform under this agreement is of such a nature or duration as to substantially frustrate the purpose of this agreement, then Snyder or Ventiv, as the case may be, shall have the right to terminate this agreement by giving to the other thirty (30) days' prior written notice of termination, in which case termination shall be effective upon the expiration of such thirty (30) day period unless performance is resumed prior to such expiration.

8. COMPLETE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

9. SEVERABILITY. The invalidity of any provision of this agreement as determined by a court of competent jurisdiction in no way shall affect the validity of any other provision hereof. if a provision is determined to be invalid, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable alternative provision to effect the original intent of the parties.

10. TIME OF THE ESSENCE. The parties hereto agree that with respect to the performance of all terms, conditions and covenants of this agreement, time is of the essence.

11. CAPTIONS. Section captions are not a part hereof and are merely for the convenience of the parties.

12. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof, this agreement shall bind the parties, their successors and assigns. this agreement shall be governed by the laws of the state of delaware without reference to the conflict or choice of law provisions thereof.

13. ASSIGNMENT. Neither party shall assign or sublease this agreement or any service to be provided hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld. notwithstanding the foregoing, consent shall not be required for an assignment or sublease of this agreement or any service provided hereunder by Snyder to a subsidiary of Ventiv or to any third party vendor or third party recordkeeper who had been providing all or a material portion of the services to or on behalf of snyder prior to the distribution date.

14. AMENDMENT. This agreement may not be amended without the express written agreement of all parties hereto.

15. NOTICES. All notices under this agreement must be in writing and delivered personally or sent by united states mail, postage prepaid, addressed as follows, except that any party by written notice given as aforesaid, may change its address for subsequent notices to be given hereunder.

If to Snyder:

Snyder Communications, Inc. Two Democracy Center 6903 Rockledge Drive, 15th Floor Bethesda, Maryland 20817, Attention: Mr. A. Clayton Perfall

If to Ventiv:

Ventiv Health, Inc. 200 Cottontail Lane Vantage Court North Somerset, New Jersey 08873, Attention: Mr. Eran Broshy

Notice sent by U.S. mail will be deemed given when deposited with the U.S. postal service.

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16.  LIABILITY FOR NONPERFORMANCE.  Snyder shall not have any liability to
Ventiv for failure to perform its obligations hereunder unless such failure arises out of, directly or indirectly, the willful misconduct on the part of Snyder. Snyder shall not be required to perform any Service (or any part of any Service) to the extent that performance of such Service (or such part of such Service) would violate any law, rule or regulation. In no event shall Snyder be liable for any Services provided or the failure to provide any Services for an amount in excess of the compensation payable to Snyder in respect of such Services pursuant to Section 4.1 hereof. In no event shall any party be liable hereunder for consequential, incidental or punitive damages.

17. INDEPENDENT ENTITIES. In carrying out the provisions of this agreement, Ventiv and Snyder are and shall be deemed to be for all purposes, separate and independent entities. Snyder shall select its employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of Snyder. Snyder hereby acknowledges responsibility for full payment of wages and other compensation to all employees and agents engaged in the performance of its services under this agreement. It is the express intent of this agreement that the relationship of Ventiv to Snyder and Snyder to Ventiv shall be solely that of separate and independent companies and not that of a joint venture, partnership or any other joint relationship.

18. NONFIDUCIARY STATUS. In carrying out the provisions of this agreement, neither party shall be a fiduciary (as defined in section 3(21) of ERISA) with respect to any employee benefit plan, program or arrangement maintained by or on behalf of the other party. Snyder will provide services pursuant to the terms and conditions of this agreement in accordance with the directions, guidelines and/or procedures established by Ventiv, or the plan administrator (as defined in section 3(16) of ERISA) of each party's employee benefit plans or arrangements.

19. THIRD PARTY BENEFICIARIES. The provisions of this agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries of this agreement, and this agreement shall not provide any third person with any remedy, claim, liability, reimbursement, action or other right in excess of those existing prior to such date.

20. CONSTRUCTION. For purposes of this agreement, references to Ventiv, with respect to events or periods prior to the distribution date, shall mean and include, where appropriate, Snyder's healthcare services business as it existed prior to such date.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date set forth above, each of which shall, for all purposes, be deemed an original and all of which shall evidence but one agreement between the parties hereto.

SNYDER COMMUNICATIONS, INC.,         VENTIV HEALTH, INC.,
  a Delaware corporation               a Delaware corporation

By:                                  By:
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 Name:                               Name:
 Title:                              Title:

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